CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (a) our report on the financial statements of Chesapeake Energy Corporation (the "Company") dated September 20, 1996, except as to the first paragraph of Note 9 which is as of February 19, 1996, and our report on the financial statements of Chesapeake Exploration Limited Partnership dated September 20, 1995, which appear on pages F-2 and F-32, respectively, of the Company's Prospectus dated April 3, 1996 relating to its common stock, which Prospectus was filed pursuant to Rule 424(b) under the Securities Act of 1933, and formed a part of the Company's registration statements on Form S-3 (Nos. 333-1588 and 333-3206) under the Act, and (b) our report dated June 24, 1996 appearing in the Annual Report of the Chesapeake Energy Savings and Incentive Stock Bonus Plan on Form 11-K for the year ended December 31, 1995.


PRICE WATERHOUSE LLP

Price Waterhouse LLP

Oklahoma City, Oklahoma
June 25, 1996